Exhibit 10.1

EXECUTION VERSION

Hill-Rom Holdings, Inc.

$425,000,000

5.75% Senior Notes due 2023

Purchase Agreement

August 18, 2015

Goldman, Sachs & Co.,

As representative of the several Purchasers

named in Schedule I hereto (the “Representative”),

c/o Goldman, Sachs & Co.

200 West Street,

New York, New York 10282-2198

Ladies and Gentlemen:

Hill-Rom Holdings, Inc., an Indiana corporation (the “Company”), proposes, subject to the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”) an aggregate of $425,000,000 principal amount of the 5.75% Senior Notes due 2023 (the “Notes”).  The Company’s obligations under the Notes will be fully and unconditionally guaranteed (the “Guarantees” and together with the Notes, the “Securities”)) as to the payment of principal, premium, if any, and interest, on a senior basis, jointly and severally, by each of the guarantors listed on the signature pages of this Agreement (each, a “Hill-Rom Guarantor” and, collectively, the “Hill-Rom Guarantors”).

The Securities are being issued as part of the financing to effect the acquisition (the “Acquisition”) of Welch Allyn Holdings, Inc., a New York corporation (“Welch Allyn”) by Empire Merger Sub Corp. (“Merger Sub”), a New York corporation, formed as a wholly owned subsidiary of the Company.  The Company, Merger Sub and Welch Allyn have entered into an Agreement and Plan of Merger dated June 16, 2015 (as amended from time to time, the “Merger Agreement”) pursuant to which Merger Sub will merge with and into Welch Allyn, with Welch Allyn being the surviving corporation following the Acquisition.  Immediately prior to the consummation of the Acquisition, the Company will contribute to Merger Sub the net proceeds from the issue and sale of the Securities and amounts borrowed under the Senior Secured Credit Facilities (as defined below) that will be sufficient to (x) finance the consummation of the Acquisition and (y) pay related fees and expenses associated with the Acquisition and the offering of the Notes.  Merger Sub has been formed solely for the purpose of completing the Acquisition and, concurrently with the closing of the Acquisition, will be merged with and into Welch Allyn, which will be the surviving corporation and will, upon consummation of the Acquisition, assume the obligations of Merger Sub under this purchase agreement (this “Agreement”), the Notes and the related Indenture (as defined below) by operation of law.  The consummation of the Acquisition, the offering, sale and issuance of the Notes, the entry into the Senior Secured Credit Facilities Documentation (as defined below) and the payment of related fees and expenses are collectively referred to herein as the “Transactions”.

In connection with the Acquisition, substantially concurrently with the Time of Delivery (as defined below), the Company will also obtain (x) a $500.0 million senior secured revolving credit facility (the

“Revolving Facility”), (y) a $1.0 billion senior secured term loan facility (the “Term Loan A Facility”) and (z) a $800 million senior secured term loan facility (the “Term Loan B Facility” and, together with the Term Loan A Facility and the Revolving Facility, the “Senior Secured Credit Facilities” and the definitive documentation relating thereto, the “Senior Secured Credit Facilities Documentation”).

Substantially concurrently with the consummation of the Merger and the Assumption, (a) the Trustee, the Company, Welch Allyn and each of the other guarantors listed on Schedule IV hereto (together with Welch Allyn, the “Welch Allyn Guarantors” and together with the Hill-Rom Guarantors, the “Guarantors”) will enter into a supplemental indenture (the “Supplemental Indenture”) to the Indenture, a form of which will be included as an attachment to the Indenture, whereby the Welch Allyn Guarantors shall jointly and severally guarantee such obligations on a senior unsecured basis, (b) the Welch Allyn Guarantors will execute and deliver a joinder agreement (the “Joinder Agreement”) substantially in the form attached hereto as Exhibit A, whereby the Welch Allyn Guarantors will agree to observe and fully perform all of the rights, obligations and liabilities contemplated herein as if they were each an original signatory hereto and (c) the net proceeds received in connection with the offering of the Securities will be used to effect the Transactions.

1.              (x) As of the Applicable Time (as defined in Section 1(b)), the Company and the Hill-Rom Guarantors represent and warrant to each of the Purchasers (it being understood that, prior to the execution and delivery of the Joinder Agreement, all representations and warranties of the Company and the Hill-Rom Guarantors with respect to Welch Allyn and its subsidiaries are made to the knowledge of the Company and the Hill-Rom Guarantors) and (y) upon the execution and delivery by the Welch Allyn Guarantors of the Joinder Agreement, each of the Company and the Guarantors, jointly and severally, represents and warrants (as if made as of the Applicable Time and as of the Time of Delivery (as defined below)) to each of the Purchasers (it being understood that all of the representations and warranties that refer to Welch Allyn and its subsidiaries are made assuming the consummation of the Transactions and, for the avoidance of doubt, references in the representations and warranties to “Guarantors” shall include the Welch Allyn Guarantors) that:

(a)                     A preliminary offering circular, dated August 17, 2015 (the “Preliminary Offering Circular”), and an offering circular, dated August 18, 2015 (the “Offering Circular”), have been prepared in connection with the offering of the Securities. The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time, is hereinafter referred to as the “Pricing Circular”.  The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representative expressly for use therein;

(b)                     For the purposes of this Agreement, the “Applicable Time” is 2:00 pm (Eastern time) on the date of this Agreement; the Pricing Circular as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)(i)) listed on Schedule II(a)

hereto does and will not conflict with the information contained in the Pricing Circular or the Offering Circular and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company Supplemental Disclosure Document in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representative expressly for use therein;

(c)                      None of the Company, Welch Allyn or any of their respective subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any material labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Pricing Disclosure Package, there has not been any change in the capital stock (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans in existence as of the date of this Agreement or upon exercise of outstanding options pursuant to employee benefit plans in existence as of the date of this Agreement) or long-term debt of the Company, Welch Allyn or any of their respective subsidiaries or any material adverse change, or any development reasonably expected to result in a material adverse change, in or affecting the business, financial position, stockholders’ equity or results of operations of the Company, Welch Allyn and their respective subsidiaries, taken as a whole (and such change, a “material adverse effect”), otherwise than as set forth or contemplated in the Pricing Disclosure Package;

(d)                     The Company, Welch Allyn and their respective subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except (i) as disclosed in the Pricing Disclosure Package, (ii) as permitted by the Indenture or (iii) such as do not materially and adversely affect the value of such property or do not materially interfere with the use made and proposed to be made of such property by the Company, Welch Allyn and their respective subsidiaries; and any real property and buildings held under lease by the Company, Welch Allyn and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, Welch Allyn and their respective subsidiaries;

(e)                      The Company, Welch Allyn and each of their respective subsidiaries has been duly incorporated, formed or otherwise organized as applicable, and is validly existing as a corporation, limited liability company or partnership, as applicable, in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable, and has corporate, limited liability company or partnership, as applicable, power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified or be in good standing in any such jurisdiction;

(f)                       The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Offering Circular, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except as otherwise set forth in the Pricing Disclosure Package and the Offering Circular) are owned directly or indirectly by the Company, free and clear of all material liens, encumbrances, equities or claims;

(g)                      The Securities have been duly authorized by the Company and the Hill-Rom Guarantors, as applicable, and, upon execution of the Supplemental Indenture, the Welch Allyn Guarantors, as applicable, and, when issued and delivered pursuant to this Agreement and, in the case of the Welch Allyn Guarantors, the Joinder Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company and the Guarantors, as applicable, enforceable against the Company and the Guarantors, entitled to the benefits provided by the indenture to be dated as of September 1, 2015 (the “Indenture”) among the Company, the Guarantors and MUFG Union Bank, N.A. as Trustee (the “Trustee”), under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly authorized by the Company and each of the Guarantors and, when executed and delivered by the Company, the Guarantors and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable against the Company and each of the Hill-Rom Guarantors, and, after execution of the Supplemental Indenture, the Welch Allyn Guarantors, in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance or transfer, moratorium and other laws of general applicability now or hereinafter in effect relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) and entitled to the benefits provided by the Indenture (the “Enforceability Limitations”); the Supplemental Indenture will be duly authorized by the Company and each of the Guarantors and will be duly executed and delivered by the Company and each of the Guarantors and immediately upon execution of the Joinder Agreement, when duly executed and delivered in accordance with its terms by each of the parties thereto, the Indenture, as supplemented by the Supplemental Indenture, will constitute valid and legally binding obligations of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Limitations; and the Securities and the Indenture, as supplemented by the Supplemental Indenture, will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular and will be in substantially the form previously delivered to you;

(h)                     The Company and each of the Hill-Rom Guarantors have all requisite corporate power to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Hill-Rom Guarantors;

(i)                         Each of the Welch Allyn Guarantors has all requisite corporate or other organizational power and authority to enter into the Joinder Agreement;

(j)                        None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(k)                     Prior to the date hereof, none of the Company, the Guarantors or any of their respective subsidiaries has taken any action that is designed to or that has constituted or which might have reasonably been expected to cause or result in stabilization or manipulation of the price of any security of the Company or any Guarantor in connection with the offering of the Securities;

(l)                         The issue and sale of the Securities and the compliance by the Company and the Hill-Rom Guarantors, as applicable, with all of the provisions of the Securities, the Indenture, this Agreement, and upon execution of the Joinder Agreement, compliance by the Welch Allyn Guarantors with all provisions of the Securities, Supplemental Indenture, and the Joinder Agreement, and the consummation of the transactions herein and therein contemplated and the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in the Pricing Disclosure Package and the Offering Circular will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Guarantors or any of their respective subsidiaries is a party or is bound or to which any of the property or assets of the Company, the Guarantors or any of their respective subsidiaries is subject, except for such breaches or violations as would not, individually or in the aggregate, result in a material adverse effect; (ii) conflict with the provisions of the Certificate of Incorporation or By-laws or equivalent organizational documents of the Company or any Guarantor, as applicable; (iii) violate any applicable statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries or any of their properties except for such violations as would not, individually or in the aggregate, result in a material adverse effect; or (iv) require the consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body for the issue and sale of the Securities or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement, the Joinder Agreement, the Indenture, or the Supplemental Indenture, as applicable, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers or such as would not, individually or in the aggregate, result in a material adverse effect or adversely affect the ability of the Company and the Guarantors to consummate the offering;

(m)                 None of the Company, Welch Allyn or any of their respective subsidiaries is in violation of its Certificate of Incorporation or By-laws or equivalent organizational document, as applicable, or in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except for such breaches or violations as would not, individually or in the aggregate, result in material adverse effect;

(n)                     The statements set forth in the Pricing Disclosure Package and the Offering Circular under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Securities, under the caption “Description of Certain Indebtedness,” insofar as they purport to constitute a summary of the terms of the documents referred to therein and under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to describe the applicable tax regulations, are accurate descriptions or summaries in all material respects;

(o)                     Other than as set forth in the Pricing Disclosure Package and the Offering Circular, there are no legal or governmental proceedings pending to which the Company, Welch Allyn or any of their respective subsidiaries is a party or of which any of their respective property is the subject which, if determined adversely to the Company, Welch Allyn or any of their respective subsidiaries, would individually or in the aggregate have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company, Welch Allyn and their respective subsidiaries; and, to the Company’s and Welch Allyn’s knowledge, as applicable, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(p)                     When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the United States Securities Act of 1933, as amended (the “Act”)) as securities which are listed on a national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) or quoted in a U.S. automated inter-dealer quotation system;

(q)                     The Company is subject to Section 13 or 15(d) of the Exchange Act;

(r)                        The Company and its subsidiaries, the Guarantors and their respective subsidiaries are not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be, an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s)                       None of the Company, the Guarantors or any person acting on its or their behalf (other than the Purchasers, as to which no representation is made) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, Welch Allyn, any of their respective affiliates and any person acting on its or their behalf has complied with and will implement the “offering restriction” within the meaning of such Rule 902;

(t)                        Within the preceding six months, none of the Company, Welch Allyn, or any other person acting on behalf thereof has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder.  The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Representative), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

(u)                     The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Pricing Circular and as disclosed in Item 4 — Controls and Procedures in the Company’s quarterly reporting on Form 10-Q for the quarter ended June 30, 2015, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(v)                     Welch Allyn maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(w)                   Except as disclosed in the Pricing Disclosure Package and the Offering Circular and as disclosed in Item 4 – Controls and Procedures in the Company’s quarterly reporting on Form 10-Q for the quarter ended June 30, 2015 with respect to certain acquisitions and information systems changes, since the date of the latest audited financial statements included in the Pricing Circular, there has been no change in the Company’s or Welch Allyn’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, respectively;

(x)                     The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities, as applicable, and such disclosure controls and procedures are effective;

(y)                     PricewaterhouseCoopers LLP, which has audited certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder and the Public Company Accounting Oversight Board (United States);

(z)                      Deloitte & Touche LLP, which has audited certain consolidated financial statements of Welch Allyn Holdings, Inc. and Subsidiaries are independent auditors with respect to Welch Allyn Holdings, Inc. and Subsidiaries under Rule 101 of the AICPA’s Code of Professional Conduct and its interpretations and rulings;

(aa)              The consolidated financial statements and the related notes thereto of the Company, Welch Allyn and their respective subsidiaries included in each of the Pricing Disclosure Package and the Offering Circular were prepared in conformity with United States generally accepted accounting principles in effect as of the date of determination thereof (“GAAP”) and fairly present, in all material respects, the financial position, on a consolidated basis, of the Company, Welch Allyn and their respective subsidiaries as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the Company, Welch Allyn and their respective subsidiaries for each of the periods then ended, subject, in the case of any such unaudited interim financial statements, to changes resulting from audit and normal year-end adjustments; the other financial information regarding the Company, Welch Allyn and their respective subsidiaries included in each of the Pricing Disclosure Package and the Offering Circular has been derived from the accounting records of the Company, Welch Allyn and their respective subsidiaries, as applicable, and presents fairly the information shown thereby as of the dates indicated and is presented on a basis consistent with that of the audited financials; and the pro forma financial information and the related notes thereto included in each of the Pricing Disclosure Package and the Offering Circular and presents fairly the information contained therein and have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information in all material respects, except as otherwise disclosed in the Pricing Disclosure Package and Offering Circular and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Pricing Disclosure Package and the Offering Circular;

(bb)              None of the Company, the Guarantors, any of their respective subsidiaries nor, to the knowledge of the Company or the Guarantor, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Guarantor or any of their subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom (or any other applicable anti-bribery laws); or (v) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.  The Company, Welch Allyn and their respective subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(cc)                The operations of the Company, the Guarantors and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company, the Guarantors or their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantor or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Guarantors, threatened;

(dd)              None of the Company, the Guarantors, any of their respective subsidiaries or, to the knowledge of the Company or the Guarantors, any director, officer, agent, employee or affiliate of the Company, the Guarantors or any of their respective subsidiaries is currently the subject or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or other relevant sanctions authority to which the Company, the Guarantors and their respective subsidiaries are subject (collectively, “Sanctions”) nor were the Company or any of the Guarantors or their respective subsidiaries created or organized in, and none of the Company, the Guarantors or their respective subsidiaries is a resident of any country or territory that is subject of Sanctions, and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions;

(ee)                The Company, Welch Allyn and their respective subsidiaries own, or possess, sufficient intellectual property and similar intangible rights, including patents, trademarks, service marks, domain names, trade names, brand names, trade dress, copyrights, software, data, databases, trade secrets, technology and know-how (whether patented or not) and other proprietary or confidential information, together with all registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) used, held for use or otherwise necessary to conduct their respective businesses as now conducted, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package or such as would not reasonably be expected to have a material adverse effect.  Except as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect, no action, suit, proceeding, investigation, claim, or demand is pending or, to the respective knowledge of the Company and Welch Allyn, threatened, that challenges the validity, enforceability, issuance/registration, use or ownership of any Intellectual Property Rights used or held for use in the business of the Company, Welch Allyn or any of their respective subsidiaries, or alleging infringement, misappropriation or violation of any proprietary rights of third parties;

(ff)                  Except as disclosed in the Pricing Disclosure Package and the Offering Circular or as would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect, (i) the Company, the Guarantors and each of their respective subsidiaries are in compliance with all applicable laws, regulations, orders, decisions, permits, licenses or other legal requirements of any governmental authority relating to pollution, the protection of the environment, natural resources, human health or safety, or to hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) there is no claim, action, proceeding or investigation alleging actual or potential violation of, or liability under, any Environmental Law by the Company, the Guarantors or any of their respective subsidiaries pending, or to the knowledge of the Company or the Guarantors, threatened in writing against the Company, the Guarantors or any of their respective subsidiaries; and (iii) the Company, the Guarantors and each of their respective subsidiaries are not currently subject to any actual liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous substances, and have no knowledge of any event or condition that would reasonably be expected to result in any such liability;

(gg)                There is no strike or labor dispute, slowdown or work stoppage with the employees of the Company, Welch Allyn, or any of their respective subsidiaries that is pending or, to the knowledge of the Company or Welch Allyn, threatened, except as would not reasonably be expected to have a material adverse effect;

(hh)              None of the Company, Welch Allyn or any of their respective subsidiaries has incurred, or reasonably expects to incur, any liability for any failure to satisfy the minimum funding standard under Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”), whether or not waived, or any complete or partial withdrawal liability or any liability under Section 4062(e) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to any pension plan (as defined in Section 3(2) of ERISA) which is subject to ERISA, to which the Company, Welch Allyn or any of their respective subsidiaries makes or ever has made a contribution and in which any employee of the Company, Welch Allyn or any such subsidiary is or has ever been a participant or with respect to which the Company, Welch Allyn or any such subsidiary has any liability, direct or indirect, contingent or otherwise, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect.  With respect to such pension plans, each of the Company, Welch Allyn and their respective subsidiaries is in compliance in all respects with all applicable provisions of ERISA and the Code, except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a material adverse effect;

(ii)                      On and immediately after the Time of Delivery (as defined below), the Company and the Guarantors on a consolidated basis (after giving effect to the issuance of the Securities and the other transactions related thereto as described in each of the Pricing Disclosure Package and the Offering Circular) will be Solvent.  As used in this paragraph, the term “Solvent” means, as of the date of determination: (i) the fair market value of the assets of the Company and its subsidiaries on a consolidated basis will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Company and its subsidiaries on a consolidated basis; (ii) the present fair saleable value of the assets of the Company and its subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Company and its subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Company and its subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Company and its subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Time of Delivery; and

(jj)  The Company, Welch Allyn and their respective subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state and other governmental authorities, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as set forth in the Pricing Disclosure Package (“Permits”), except where the failure to possess, make or obtain such

Permits (by possession, declaration or filing) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect.

2.              Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of      % of the principal amount thereof, plus accrued interest, if any, from September 1, 2015 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto.

3.              Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement, the Pricing Disclosure Package and the Offering Circular and each Purchaser, acting severally and not jointly, hereby represents and warrants to, and agrees with the Company and the Guarantors that:

(a)                     It will sell the Securities only to:(i) persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex I to this Agreement; and

(b)                     It is an Institutional Accredited Investor (within the meaning of Rule 501 under the Act).

4.              (a)       The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form that will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian.  The Company will deliver the Securities to the Representative, for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of the Representative at DTC.  The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10015 (the “Closing Location”)  The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on September 1, 2015 or such other time and date as the Representative and the Company may agree upon in writing.  Such time and date are herein called the “Time of Delivery”.

(b)                     The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents reasonably requested by the Purchasers pursuant to Section 8(l) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at the office of DTC (or its designated custodian), all at the Time of Delivery.  A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.              (x) As of the Applicable Time, the Company and the Hill-Rom Guarantors covenant with each Purchaser and (y) upon execution and delivery of the Joinder Agreement, the Welch Allyn Guarantors, jointly and severally, covenant with each Purchaser, in each case, as follows:

(a)                     To prepare the Offering Circular in a form reasonably approved by you; to make no amendment or any supplement to the Offering Circular that shall be reasonably disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b)                     Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)                      To furnish the Purchasers with written and electronic copies of the Offering Circular and any amendment or supplement thereto in such quantities as you may from time to time reasonably request, and if (i) at any time prior to the expiration of nine months after the date of the Offering Circular or (ii) prior to the later of (x) the Closing Date and (y) the completion of the placement of the Securities by the Purchaser, any event shall have occurred as a result of which the Offering Circular, as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if, in the opinion of the Purchasers or the Company, it is necessary to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular that will correct such statement or omission or effect such compliance;

(d)                     During the period beginning from the date hereof and continuing until the date that is 60 days after the Time of Delivery, not to offer, issue, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to the Securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing without your prior written consent;

(e)                      Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f)                       At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of Securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(g)                      Except for such documents that are publicly available on EDGAR, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(h)                     During the period of one year after the Time of Delivery, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them (other than pursuant to a registration statement that has been declared effective under the Act);

(i)                         To use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Disclosure Package under the caption “Use of Proceeds”; and

(j)                        Immediately after consummation of the Acquisition, the Company and the Welch Allyn Guarantors shall cause to be delivered to the Initial Purchasers (i) executed copies of the Joinder Agreement and Supplemental Indenture, in each case executed and delivered by the Welch Allyn Guarantors and the other parties party thereto and (ii) the opinion of Winston and Strawn LLP, special transaction counsel for the Company and the Guarantors, substantially consistent with the form set forth in Annex II hereto.

6.

(a)                     (i)  (A) As of the Applicable Time, the Company and the Hill-Rom Guarantors represent and agree, and (B) upon execution and delivery of the Joinder Agreement, each of the Welch Allyn Guarantors, jointly and severally, represents and agrees, that, in each case, without the prior consent of the Representative (such consent not to be unreasonably withheld, conditioned or delayed), it and its affiliates and any other person acting on its or their behalf (other than the Purchasers, as to which no statement is given) have not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”);

(ii)  each Purchaser, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representative, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of securities, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Act that would be required to be filed with the SEC (any such offer (other than any such term sheets), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and

(iii)                   any Company Supplemental Disclosure Document, Purchaser Supplemental Disclosure Document, the use of which has been consented to by the Company and the Representative, is listed as applicable on Schedule II(a) or Schedule II(b) hereto, respectively.

7.                          The Company and each of the Hill-Rom Guarantors, jointly and severally, covenant and agree and, upon execution and delivery of the Joinder Agreement, the Welch Allyn

Guarantors, jointly and severally, covenant and agrees with the several Purchasers that the Company and the Guarantors will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Guarantors’ counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Joinder Agreement, the Indenture, the Supplemental Indenture, the Securities, the Blue Sky Memorandum, closing documents (including any compilations thereof); (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of one counsel for the Purchasers solely in connection with such qualification and in connection with the Blue Sky Memorandum; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture, Supplemental Indenture and the Securities; (vii) 50% of all costs and expenses incurred in connection with any “road show” presentation to potential purchasers of the Securities; and (viii) all other reasonable and documented costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.              The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties of the Company and the Guarantors herein are, at and as of the date hereof and the Time of Delivery, true and correct, the condition that the Company and each of the Guarantors shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                     Cahill Gordon & Reindel LLP, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to the issuance and sale of the Securities, the Indenture, the Pricing Disclosure Package and the Offering Circular (as amended or supplemented at the Time of Delivery) as well as other related matters as are customary in transactions such as those contemplated by this Agreement, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b)                     Winston and Strawn LLP, special transaction counsel for the Company and the Guarantors, shall have furnished to you their written opinion and 10b-5 letter, dated the Time of Delivery, substantially in the form set forth in Annex II hereto;

(c)                      Barnes & Thornburg LLP, Indiana counsel to the Company and the Guarantors, shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form set forth in Annex III hereto;

(d)                     Dorsey & Whitney LLP, Minnesota counsel, and Dickinson Wright PLLC, Michigan counsel, in each case for the Company and the Guarantors, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representative;

(d)                     On the date of the Offering Circular concurrently with the execution of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Purchasers;

(e)                      On the date of the Offering Circular concurrently with the execution of this Agreement and also at the Time of Delivery, Deloitte &Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Purchasers;

(f)                       (i) None of the Company, Welch Allyn or any of their respective subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, financial position, stockholders’ equity or results of operations of the Company, Welch Allyn and their respective subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in each of the Pricing Disclosure Package and the Offering Circular;

(g)                      On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h)                     On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s common stock on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Circular;

(i)                         The Purchasers shall have received an executed original copy of the Indenture;

(j)                        The Securities shall be eligible for clearance and settlement through the facilities of DTC;

(k)                     The Company and Hill-Rom Guarantors shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and Hill-Rom Guarantors reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and Hill-Rom Guarantors herein at and as of such Time of Delivery (it being understood that this certification regarding all representations and warranties by the Company and the Hill-Rom Guarantors with respect to Welch Allyn and its subsidiaries is made to the knowledge of the Company and the Hill-Rom Guarantors), as to the performance by the Company and the Hill-Rom Guarantors of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (f) and (g) of this Section and as to such other matters as you may reasonably request;

(l)                         On the date hereof and also at the Time of Delivery, the Chief Financial Officer or Controller of Welch Allyn shall have furnished to you a certificate, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Annex IV hereto; and

(m)           Prior to the Time of Delivery, the Company shall have furnished to the Purchasers such further information, certificates and documents as the Purchasers may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

9.              (a)                     The Company and each of the Hill-Rom Guarantors and, upon execution and delivery of the Joinder Agreement, the Welch Allyn Guarantors, jointly and severally, will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular, in each case as amended or supplemented, any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any documented legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Hill-Rom Guarantors and, upon execution and delivery of the Joinder Agreement, the Welch Allyn Guarantors, shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular, in each case as amended or supplemented, any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representative expressly for use therein.

(b)                     Each Purchaser, severally and not jointly, will indemnify and hold harmless the Company and each Hill-Rom Guarantor, and upon execution and delivery of the Joinder Agreement, the Welch Allyn Guarantors, against any losses, claims, damages or liabilities to which the Company and the Guarantors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular, in each case as amended or supplemented, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular, in each case as amended or supplemented, any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representative expressly for use therein; and each Purchaser will reimburse the Company each Hill-Rom Guarantor, and upon execution and delivery of the Joinder Agreement, the Welch Allyn Guarantors, for any documented legal or other expenses reasonably incurred by the Company and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred, it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Offering Circular and the Offering Circular under the Section “Plan of Distribution”: the second sentence of the seventh paragraph, the eighth paragraph, and the ninth paragraph.

(c)                      Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the omission to so notify shall not relieve it from any liability that it may have under such subsection except to the extent it has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with a single firm of counsel for all indemnified persons, taken as a whole (and, if necessary, a single firm of local counsel in each appropriate jurisdiction for all indemnified persons, taken as a whole), reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                     If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Hill-Rom Guarantors and, upon execution and delivery of the Joinder Agreement, the Welch Allyn Guarantors, and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to investors were offered to investors exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

The obligations of the Company and the Guarantors under this Section 9 shall be in addition to any liability that the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to any officer, director and affiliate of each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 9 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and each of the Guarantors and to each person, if any, who controls the Company within the meaning of the Act.

10.       (a)                     If any Purchaser shall default in its obligation to purchase the Securities that it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments or supplements to the Offering Circular that in your opinion may thereby be made necessary.  The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)                     If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities that such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities that such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

11.       The respective indemnities, agreements, representations and warranties of the Company, the Guarantors and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, any Guarantor, or any affiliate, director, officer or officer or director or controlling person of the Company or a Guarantor, and shall survive delivery of and payment for the Securities.

12.       If this Agreement shall be terminated pursuant to Section 10 hereof, the Company and the Guarantors shall not then be under any liability to any Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason (other than as set forth in Section 8(h)(i), (iii), (iv), or (v)), the Securities are not delivered by or on behalf of the Company as provided herein, the Company and the Guarantors will reimburse the Purchasers through you for all expenses approved in writing by you, including documented fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Guarantors shall then be under no further liability to any Purchaser except as provided in Sections 7 and 9 hereof.

13.       In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by the Representative.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail or facsimile transmission to you as the representative at 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 9 hereof shall be delivered or sent by mail or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, which address will be supplied to the Company by you upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.

14.       This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company, the Guarantors and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company, the Guarantors and each person who controls the Company or any affiliate, director, officer, Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

15.       Time shall be of the essence of this Agreement.

16.       The Company and each of the Hill-Rom Guarantors and, upon execution and delivery of the Joinder Agreement, the Welch Allyn Guarantors, acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company or any Guarantor, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company or any Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company or any Guarantor on other matters) or any other obligation to the Company or any Guarantor except the obligations expressly set forth in this Agreement and (iv) the Company and each of the Guarantors has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company and each of the Guarantors agrees that it will not claim that the Purchaser, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Guarantor, in connection with such transaction or the process leading thereto.

17.       This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Company, the Guarantors and the Purchasers, or any of them, with respect to the subject matter hereof.

18.       THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  The Company and each of the Guarantors agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.       The Company, each Guarantor and each of the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.       This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.       Notwithstanding anything herein to the contrary, the Company and the Guarantors (and the Company’s and each Guarantor’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or any Guarantor relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and the Representative plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement among each of the Purchasers, the Company and the Guarantors.  It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature Pages Follow]

Very truly yours,

Hill-Rom Holdings, Inc.

By:	/s/ Susan R. Lichtenstein
Name: Susan R. Lichtenstein
Title: Senior Vice President

Hill-Rom, Inc.

By:	/s/ Robert L. Macklin
Name: Robert L. Macklin
Title: Vice President

Hill-Rom Services, Inc.

By:	/s/ Robert L. Macklin
Name: Robert L. Macklin
Title: Vice President

Hill-Rom Manufacturing, Inc.

By:	/s/ Robert L. Macklin
Name: Robert L. Macklin
Title: Vice President

Hill-Rom Company, Inc.

By:	/s/ Robert L. Macklin
Name: Robert L. Macklin
Title: Vice President

Advanced Respiratory, Inc.

By:	/s/ Robert L. Macklin
Name: Robert L. Macklin
Title: Vice President

Aspen Surgical Products Holding, Inc.

By:	/s/ Robert L. Macklin
Name: Robert L. Macklin
Title: Vice President

Aspen Surgical Products, Inc.

By:	/s/ Robert L. Macklin
Name: Robert L. Macklin
Title: Vice President

Allen Medical Systems, Inc.

By:	/s/ Robert L. Macklin
Name: Robert L. Macklin
Title: Vice President

Trumpf Medical Systems, Inc.

By:	/s/ Robert L. Macklin
Name: Robert L. Macklin
Title: Vice President

Hill-Rom Company Real Estate Holdings LLC

By:	/s/ Robert L. Macklin
Name: Robert L. Macklin
Title: Vice President

2

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Adam Greene
(Goldman, Sachs & Co.)

Name: Adam Greene
Title: Vice President

3

SCHEDULE II

(a)           Company Supplemental Disclosure Documents:  Roadshow Presentation dated August 17, 2015

(b)           Purchaser Supplemental Disclosure Documents: None.

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SCHEDULE III

CONFIDENTIAL

Pricing Supplement dated August 18, 2015 to
the Preliminary Offering Circular dated August 17, 2015

HILL-ROM HOLDINGS, INC.

This pricing supplement (the “Pricing Supplement”) is qualified in its entirety by reference to the Preliminary Offering Circular dated August 17, 2015 (the “Preliminary Offering Circular”).  The information in this Pricing Supplement supplements the Preliminary Offering Circular and supersedes the information in the Preliminary Offering Circular to the extent inconsistent with the information in the Preliminary Offering Circular.  Capitalized terms used herein but not defined shall have the meaning assigned to such terms in the Preliminary Offering Circular.

Aggregate Principal Amount:	$425,000,000

Title of Securities:	5.750% Senior Notes due 2023 (the “Notes”)

Issuer:	Hill-Rom Holdings, Inc. (the “Issuer”)

Final Maturity Date:	September 1, 2023

Issue Price:	100.000%, plus accrued interest, if any, from September 1, 2015

Coupon:	5.750%

Yield:	5.750%

Spread to Benchmark Treasury:	+368 basis points

Benchmark Treasury:	UST 2.750% due November 15, 2023

Interest Payment Dates:	March 1 and September 1

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Record Dates:	February 15 and August 15

First Interest Payment Date:	March 1, 2016

Make-Whole Redemption	Make-whole redemption at Treasury Rate + 50 basis points prior to September 1, 2018

Optional Redemption:

On and after September 1, 2018, the Issuer may redeem the Notes, in whole or in part, at the following redemption prices (expressed as percentages of the principal amount of Notes to be redeemed) plus accrued and unpaid interest thereon, if any, to, but not including, the applicable Redemption Date, subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period commencing on September 1 of the years set forth below:

	Year	Price
	2018	104.313%
	2019	102.875%
	2020	101.438%
	2021 and thereafter	100.000%

Special Mandatory Redemption:

The Notes will be subject to a special mandatory redemption if (i) the closing of the Merger has not occurred prior to November 30, 2015 and (ii) the date on which the Merger Agreement is terminated. The special mandatory redemption price is 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to but not including the special mandatory redemption date.

Special Optional Redemption:	The Notes may be redeemed at the Issuer’s option, in whole, at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid

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interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to but not including the date of redemption, if, in the Issuer’s judgment, the Merger will not be consummated on or prior to November 30, 2015.

Equity Clawback:	Up to 40% at 105.750% until September 1, 2018

Change of Control:	101% of aggregate outstanding principal amount plus accrued interest, if any.

CUSIP/ISIN Numbers:	144A: 431475 AA0 / US431475AA01 Reg S: U43295 AA9 / USU43295AA96

Distribution:	144A/Reg S with no registration rights

Initial Purchasers:	Goldman, Sachs & Co. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated PNC Capital Markets LLC Fifth Third Securities, Inc.

Trade Date:	August 18, 2015

Settlement Date:

September 1, 2015 (T+10)

The settlement date of the Notes of September 1, 2015 is the tenth business day following the trade date (such settlement being referred to as “T+10”).  Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade Notes on the date of this Pricing Supplement or the next six succeeding business days will be required, by virtue of the fact that the Notes initially settle in T+10, to specify an alternative settlement

4

arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes during such period should consult their advisors.

Settlement:	The Initial Purchasers expect to deliver the Notes through the facilities of DTC, including through organizations (including Euroclear and Clearstream) which are participants of DTC.

Other information (including financial information) presented in the Preliminary Offering Circular  is deemed to have changed to the extent effected by the changes described herein.

This material is confidential and is for your information only and is not intended to be used by anyone other than you.  This information does not purport to be a complete description of these securities or the offering.  Please refer to the offering circular for a complete description.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and are subject to restrictions on transfer and may only be offered or sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

This communication is being distributed in the United States solely to Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act, and outside the United States solely to non-U.S. persons as defined under Regulation S in accordance with the applicable provisions of Regulation S.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

A copy of the Preliminary Offering Circular for the offering can be obtained from your Goldman, Sachs & Co. salesperson or Goldman, Sachs & Co., 200 West Street, New York, NY 10282 Attention: Prospectus Department (212-902-1171).

5

Schedule IV

Welch Allyn Guarantors

Guarantor	Jurisdiction of Formation/Organization
Welch Allyn Holdings, Inc.	New York
Welch Allyn Inc.	New York
Welch Allyn Real Estate Holdings LLC	Delaware

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ANNEX I

(3)         The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act.  Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A or pursuant to Paragraph 2 of this Annex I under the Act.  Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S.  Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A) or pursuant to Paragraph 2 of this Annex I, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act.  Terms used above have the meaning given to them by Regulation S, and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect.”

Terms used in this paragraph have the meanings given to them by Regulation S.

Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

(2)                     Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

(3)                     Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions.  Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.  Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in

1

any such case with Goldman, Sachs & Co.’s express written consent and then only at its own risk and expense.

2

ANNEX II

Form of Winston & Strawn LLP Opinion and 10b-5 Letter

3

ANNEX III

Form of Barnes & Thornburg LLP Opinion

1

ANNEX IV

Form of Welch Allyn CFO Certificate

1

EXHIBIT A

[•], 2015

Joinder Agreement

Empire Merger Sub Corp.
to be merged with and into
Welch Allyn Holdings, Inc.

5.75% Senior Notes due 2023

WHEREAS, Hill-Rom Holdings, Inc., an Indiana corporation (the “Company”), and Goldman, Sachs & Co., as representative of the Purchasers named on Schedule I thereto (the “Purchasers”), heretofore executed and delivered a Purchase Agreement, dated August 18, 2015 (the “Purchase Agreement”), providing for the issuance and sale of the Securities (as defined therein);

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, the Company has agreed to cause the Empire Merger Sub Corp., a New York corporation (“Merger Sub”), to be merged with and into Welch Allyn Holdings, Inc. (“Welch Allyn”) as the surviving entity, and each Welch Allyn Guarantor to join the Purchase Agreement pursuant to the terms thereof.

NOW, THEREFORE, the [Merger Sub,] [Welch Allyn] and each Guarantor hereby agrees for the benefit of the Purchasers as follows:

1.                                      Joinder.  Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement and all other documents it deems necessary to review in order to enter into this Joinder Agreement (the “Joinder Agreement”), and acknowledges and agrees to (i) join and become a party to the Purchase Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to the Company or a Guarantor, as applicable, as set forth in and in accordance with the terms of the Purchase Agreement, as if made by, and with respect to, each signatory hereto, and as if made as of the date hereof, as of the Applicable Time and as of the Time of Delivery; and (iii) perform all obligations and duties required of the Company or a Guarantor, as applicable, pursuant to the Purchase Agreement.

This Joinder Agreement does not cancel, extinguish, limit or otherwise adversely affect any right or obligation of the parties under the Purchase Agreement.  The parties hereto acknowledge and agree that all of the provisions the Purchase Agreement shall remain in full force and effect as applicable and in accordance with the terms thereof.

2.                                      Representations and Warranties and Agreements of the Welch Allyn Guarantors.  Each of the undersigned hereby represents and warrants to and agrees with the Purchasers that (i) it has all the requisite corporate, limited liability company, limited partnership or other organizational power and authority to execute, deliver and perform its obligations under this

1

Joinder Agreement; (ii) this Joinder Agreement has been duly authorized, executed and delivered and that the consummation of the transaction contemplated hereby has been duly and validly authorized; (iii) when this Joinder Agreement is executed and delivered, this Joinder Agreement will constitute a valid and legally binding agreement of each of the undersigned, enforceable against each of the undersigned in accordance with its terms, except the enforcement thereof may be limited by the Enforceability Limitations; and (iv) the representations, warranties and covenants set forth in Section 1 of the Purchase Agreement are true and correct on and as of the date hereof;

3.                                      Counterparts.  This Joinder Agreement may be executed in two or more counterparts each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page to this Joinder Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

4.                                      Amendments.  No amendment, modification or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all of the parties thereto.

5.                                      Headings.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Joinder Agreement.

6.                                      CONSTRUCTION.  THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Intentionally Blank]

2

IN WITNESS WHEREOF, each of the undersigned has executed this Joinder Agreement as of the date first written above.

[WELCH ALLYN GUARANTORS]

By:
Name:
Title:

3

The foregoing Joinder Agreement is hereby confirmed and accepted by the Purchasers as of the date first above written.

GOLDMAN, SACHS & CO.

For itself and on behalf of the
several Purchasers

By:
Name:
Title: